Exhibit 99.1

Keith D. Curry Elected to MBIA Inc.'s Board of Directors

PURCHASE, N.Y.--(BUSINESS WIRE)--July 30, 2015--MBIA Inc. (NYSE:MBI) (the Company) today announced that Keith D. Curry (60) was elected to the Company’s Board of Directors in accordance with the board’s power under MBIA Inc.’s by-laws to fill interim vacancies. Since February of 2006, Mr. Curry has been a city council member in Newport Beach, California where he served as mayor in 2010 and 2013.

In May of 2011, Mr. Curry retired as a managing director of Public Financial Management Inc. (“PFM”), the nation’s largest public finance advisory organization, after a 24-year career in public finance. While at PFM, Mr. Curry served as a member of the firm’s board of directors, strategic planning committee, head of the Western States practice, head of the national Transportation Practice, and head of the Environmental Finance practice. He advised on more than $15 billion in public finance transactions at PFM. From October 2004 to October 2006, he served as President of the National Association of Independent Public Finance Advisors and testified before Congress on issues of financial industry regulation and consumer protections.

“We’re very pleased to welcome Keith to our board,” said MBIA board member and Compensation and Governance Committee Chair David A. Coulter. “His long career and extensive experience in municipal finance as well as his industry contacts will be invaluable to the company, particularly as National Public Finance Guarantee Corporation, our U.S. public finance insurance subsidiary, continues to expand its market share.”

In January 2012, Mr. Curry was named the Director of the Center for Public Policy at Concordia University and Visiting Professor at Concordia University in Irvine, California. He teaches public policy and leadership at the Concordia Graduate Business School.

In addition to the Newport Beach city council, Mr. Curry is a board member and Chair of the Administration Committee of the Orange County Sanitation District and is President of the Orange County Parks Commission. He was formerly President of the Orange County Division of the League of California Cities and the Association of California Cities - Orange County.

Prior to joining PFM, Mr. Curry served in the administration of President Ronald Reagan as Special Assistant to the Federal Transit Administrator and head of private sector initiatives in the Western States from November 1984 to October 1987.

Mr. Curry has a MPA, BA in Political Science and a Certificate in Urban Studies from California State University Long Beach, and completed the executive programs in Driving Government Performance and Negotiation at the John F. Kennedy School of Government at Harvard University.

Forward-Looking Statements

The information contained in this press release should be read in conjunction with our filings made with the Securities and Exchange Commission. This release includes statements that are not historical or current facts and are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “believe,” “anticipate,” “project,” “plan,” “expect,” “estimate,” “intend,” “will likely result,” “looking forward” or “will continue,” and similar expressions identify forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected, including, among other risks and uncertainties, the possibility that the Company will experience increased credit losses or impairments on public finance obligations we insure issued by state, local and territorial governments and finance authorities that are experiencing fiscal stress, the possibility that MBIA Corp. will have inadequate liquidity to pay expected claims as a result of increased losses on certain structured finance transactions, in particular residential mortgage-backed securities transactions that include a substantial number of ineligible mortgage loans, or a delay or failure in collecting expected recoveries, the possibility that loss reserve estimates are not adequate to cover potential claims, a disruption in the cash flow from our subsidiaries or an inability to access capital and our exposure to significant fluctuations in liquidity and asset values within the global credit markets as a result of collateral posting requirements, our ability to fully implement our strategic plan, including our ability to maintain high stable ratings for National and generate investor demand for our financial guarantees, deterioration in the economic environment and financial markets in the United States or abroad, and adverse developments in European sovereign credit performance, real estate market performance, credit spreads, interest rates and foreign currency levels, the effects of governmental regulation, including insurance laws, securities laws, tax laws, legal precedents and accounting rules; and uncertainties that have not been identified at this time. These and other factors that could affect financial performance or could cause actual results to differ materially from estimates contained in or underlying the Company’s forward-looking statements are discussed under the “Risk Factors” section in MBIA Inc.’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which may be updated or amended in the Company’s subsequent filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only to their respective dates. The Company undertakes no obligation to publicly correct or update any forward-looking statement if it later becomes aware that such result is not likely to be achieved.

MBIA Inc., headquartered in Purchase, New York is a holding company whose subsidiaries provide financial guarantee insurance for the public and structured finance markets. Please visit MBIA's website at www.mbia.com.

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MBIA Inc.
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